Exhibit 21

WESTAMERICA BANCORPORATION
Subsidiaries as of December 31, 2000

                                                                 State of
                                                            Incorporation
                                                            -------------
Westamerica Bank                                               California
Community Banker Services Corporation                          California
The Money Outlet, Inc.                                         California
Westamerica Commercial Credit, Inc.                            California
Weststar Mortgage Corporation                                  California